EXHIBIT 13.1

Certification by the Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of WSP Holdings Limited (the “Company”) on Form-20-F for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Longhua Piao, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)                                                         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                                         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 7, 2013

By:	/s/ Longhua Piao
Name:	Longhua Piao
Title:	Chairman and Chief Executive Officer